Exhibit 21

ADVANCED MICRO DEVICES, INC.

LIST OF SUBSIDIARIES

As of December 29, 2012

Domestic Subsidiaries	State or Jurisdiction Which Incorporated or Organized
Advanced Micro Ltd.*	California
AMD Corporation*	California
AMD Advanced Research LLC	Delaware
AMD (EMEA) LTD.	Delaware
AMD Far East Ltd.	Delaware
AMD International Sales & Service, Ltd.	Delaware
AMD Latin America Ltd.	Delaware
SeaMicro, Inc.	Delaware

Foreign Subsidiaries
AMD Technologies SRL	Barbados
ATI International SRL(1)	Barbados
ATI Technologies (Bermuda) Limited (1)	Bermuda
Advanced Micro Devices Belgium N.V.(2)	Belgium
AMD South America LTDA(3)	Brazil
1252986 Alberta ULC	Canada
ATI Technologies ULC (4)	Canada
Advanced Micro Devices (China) Co. Ltd.	China
AMD Technologies (China) Co. Ltd.(5)	China
Advanced Micro Devices (Shanghai) Co. Ltd.(5)	China
AMD Products (China) Co., Ltd (5)	China
AMD Technology Development (Beijing) Co., Ltd. (6)	China
ATI Visual Technologies (Shanghai) Co. Ltd. (1)	China
DDEEG Microconsulting Oy (1)	Finland
Advanced Micro Devices S.A.S.	France
Advanced Micro Devices GmbH	Germany
AMD India Private Limited (7)	India
AMD Research & Development Center India Private Limited (8)	India
AMD Advanced Micro Devices Israel Ltd.	Israel
Advanced Micro Devices S.p.A.	Italy
AMD Japan Ltd.	Japan
Advanced Micro Devices Sdn. Bhd.	Malaysia
Advanced Micro Devices Export Sdn. Bhd.(9)	Malaysia
Advanced Micro Devices Global Services (M) Sdn. Bhd.	Malaysia
ATI Technologies (L) Inc. (10)	Malaysia
Advanced Micro Devices Malaysia Ltd. (11)	Malaysia
Advanced Micro Devices (Singapore) Pte. Ltd.	Singapore
Advanced Micro Devices, AB	Sweden
Advanced Micro Devices (U.K.) Limited	United Kingdom

(*)	Inactive
(1)	100% owned by ATI Technologies ULC
(2)	99.9952% owned by Advanced Micro Devices, Inc., .0048% owned by AMD International Sales & Service, Ltd.
(3)	99.9% owned by AMD International Sales & Service, Ltd., 0.1% owned by AMD Far East Ltd.
(4)	Subsidiary of 1252986 Alberta ULC.
(5)	Subsidiary of Advanced Micro Devices (China) Co. Ltd.
(6)	51% owned by Advanced Micro Devices, Inc., 49% owned by Advanced Micro Devices (China) Co. Ltd.
(7)	99.99% owned by Advanced Micro Devices, Inc, .01% owned by AMD Far East Ltd.
(8)	99.975% owned by ATI Technologies ULC, 0.025% owned by 1252986 Alberta ULC
(9)	Subsidiary of Advanced Micro Devices Sdn. Bhd.
(10)	Subsidiary of ATI Technologies (Bermuda) Limited
(11)	Subsidiary of ATI Technologies (L) Inc.